Guizhou Xingyi Rural Cooperative Bank

No.: XNHY (2011) LDZi No. 055

Exhibit 10.2

Working Capital Loan Contract
 (English Translation)

between

Borrower: Qian Xi Nan Aosen Forestry Company, Limited

and

 Lender: Guizhou Xingyi Rural Cooperative Bank

Prepared by Guizhou Xingyi Rural Cooperative Bank

Guizhou Xingyi Rural Cooperative Bank
Working Capital Loan Contract

This Contract is entered into by and between the Borrower: Qian Xi Nan Aosen Forestry Company, Limited (organization code: 76608081-7) (“Party A”), having its address at Hexing Village, Dingxiao Development Zone, Guizhou Province, and the Lender: Guizhou Xingyi Rural Cooperative Bank (“Party B”) (referred to as the Parties collectively and the Party individually).

WHEREAS Party A applies to Party B for a loan and Party B agrees to offer such loan, THEREFORE, after friendly negotiations, the Parties agree to reach the following terms and conditions for mutual observance, in accordance with applicable laws and regulations. IT IS AGREED AS FOLLOWS:

Article 1 Amount of the Loan

Party A hereby applies to Party B a loan amounting to RMB24,000,000 (in words: twenty four million) (in case of any conflict between the number in figures and in words, the number in words shall control, the same below) (the “Loan”).

Article 2 Purpose of the Loan

The Loan is used for the purpose of working capital (used to purchase the raw materials like wood, paraffin wax, etc. and equipment components and spares).

Article 3 Term of the Loan

The term of the Loan contemplated hereunder is 12 months, commencing from April 30, 2011 and ending on April 29, 2012.

During the term of this Contract, the actual granting day and due day hereunder shall be subject to the Loan Receipt. The Loan Receipt and the Withdrawal Evidence shall be an integral part of this Contract and legally authentic to this Contract.

Article 4 Loan Interest Rate, Default Interest Rate and Calculation & Settlement of Interests

1. Loan Interest Rate

The interest rate of the Loan hereunder is 0.8715% (on a yearly/monthly basis), which is i) detailed below:

(1) fixed interest rate, i.e. the interest rate hereunder remains unchanged even in case of adjustment of state interest rate within the effective term of this Contract;

(2) floating interest rate, i.e. increase/decrease by ___% based on the benchmark rate, from the value day, in case of change of benchmark interest rate, Party B will make corresponding adjustment according to the regulations of the People’s Bank of China and it is not necessary to sign a contract or obtain Party A’s consent otherwise for such purpose.

2. Default Interest Rate

(1) If Party A fails to use the Loan for the purpose as specified herein, the default interest rate shall be increased by 100% based on the interest rate as stated in this Contract;

(2) If Party A’s Loan hereunder is overdue, the default interest rate is increased by 50% based on the interest rate as stated in this Contract;

3. The “value day” hereof shall mean such day when the Loan granted initially hereunder is deposited into Party A’s account.

When the Loan is granted for the first time, the benchmark interest rate is defined as the interest rate of the loan at the same level as issued by the People’s Bank of China on the value day; thereafter, when the interest rate of the loan or default interest rate is adjusted according to abovementioned provisions, the benchmark interest rate shall mean the interest rate of the loan at the same level as issued by the People’s Bank of China on the adjustment day; if no interest rate of the loan at the same level is issued by the People’s Bank of China, the benchmark interest rate is the interest rate of the loan generally accepted in the banking industry or at the same level, except otherwise stated by the Parties.

4. The interest rate of the Loan shall be calculated from the day when the Loan is deposited into Party A’s account. The Loan hereunder is calculated the interest rate on a daily basis. The daily interest rate = monthly interest rate/30 = annual interest rate / 360. If Party A fails to pay the interests in schedule, the compound interest will be collected from the next day.

5. Settlement of Interests

(1) As for the Loan subject to the fixed interest rate, upon settlement of interests, the interests shall be calculated as per the specified interest rate. As for the Loan subject to the floating interest rate, the interests shall be calculated according to the interest rate determined according to the floating period; If there are several floating interest rates in a single settlement period, it is required to first calculate the interests of each floating period, and then calculate the interests during the interest settlement period based on the sum of the interest rates in different floating periods on the interest settlement day.

(2) The Loan hereunder will be settled the interests on a quarterly basis. The interest settlement day is generally the 20th day of (each month/the last month of a quarter).

Article 5 Granting and Payment of the Loan

1. Prior Conditions for Granting of the Loan

(1) Except entire or partial waiving by Party B, Party B is obliged to grant the Loan, provided, however, that:

a) Party A has completed the legal formalities for approval, registration, delivery and others relating to the Loan hereunder, in accordance with the applicable regulations.

b) If any guaranty is set up hereunder, the guaranty contract to the satisfaction of Party B or other guaranty mode has become effective;

c) In the course of application for the Loan, the Loanee has provided the Loaner with all documents and materials as requested by the Loaner and the documents and materials remain effective;

d) Party A doesn’t fall within any of breaches as specified in this Contract;

e) If Party A adopts the trusted payment, Party A shall have the formalities for application for withdrawal and trusted payment done and provide relevant transaction materials consistent with the Loan purpose; if Party A adopts the payment by itself, Party A shall handle the withdrawal application and provide relevant materials and fund use plan consistent with the Loan purpose;

f) The competent authority fails to set up any restrictions on or prohibits granting of the Loan hereunder;

g) Party A shall open a settlement account as the fund custody account at Party B;

h) The prior conditions for granting of the Loan as specified by the Parties:

_______________________________________________________________________________________________________________________________________________ .

(2) Party B will, within seven legal working days after satisfaction of said prior conditions, issue the Loan.

2. Mode of Payment, Payment Amount and Payment Counterparty of the Loan

As for the single payment amounting to more than RMB300,000, Party A adopts the payment by means of trusted payment. The Loanee irrevocably authorizes or trusts the Loaner to pay the Loan to the Loanee’s counterparty consistent with the specified purpose hereunder according to the withdrawal application and payment trustment after the guaranty becomes effective (or is filed).

As for the single payment amounting to not more than RMB300,000 and with an undefined counterparty, Party A adopts the payment by itself. The Loaner will directly deposit the Loan to the Loanee’s account according to the withdrawal application and the Loanee will pay the Loan to the counterparty consistent with the specified purpose hereunder.

The specific amount of the Loan and the counterparty shall be the payment amount and counterparty as designated in the Loanee’s withdrawal application. The Loanee’s withdrawal application and the Letter of Authorization for Payment are an integral part of this Contract and shall be equally authentic to this Contract.

3. Withdrawal Plan

(1) On ________________, amount: ______________
(2) On ________________, amount: ______________
(3) On ________________, amount: ______________

If Party A indeed delays the withdrawal date, Party A is required to get consent of Party B ___ days before withdrawal and pay Party B the loss of interests caused thereby (the interests for the period of delayed withdrawal – interests for current deposit at the same period = loss of interests incurred to the Loaner).

Article 6 Repayment

1. Repayment Principle

The repayment amount of Party A hereunder shall be repaid according to the following principles:

(1) As for the Loan with the principal overdue for 90 day that is not recovered, the Loan with the interests overdue for 90 days that is not recovered, the Loan that is not due or that is overdue not exceeding 90 days, but for which Party A has stopped its operations or production or the projects are stopped, or the Loan for which the laws or regulations have otherwise specified, it is subject to the principle of “first repaying the principal and then repaying the interests thereof”.

(2) As for the Loan other than those specified in item i), it is subject to the principle of “first repaying the interests and then repaying the principal and the interests to be cleared with the principal”.

2. Payment of Interests

Party A shall pay the interests due to Party B on the interest settlement day. The initial interest repayment day shall be the first interest settlement day after granting of the Loan. Upon the last repayment, the interests shall be cleared with the principal.

3. Repayment Plan

Party A shall repay the principal of the Loan according to the following schedule:

(1) On April 29, 2012, amount: RMB24,000,000
(2) On ________________, amount: ______________
(3) On ________________, amount: ______________
(4) On ________________, amount: ______________

4. Repayment Mode

(1) Party A shall, before the repayment day as contemplated hereunder, deposit adequate amount payable at that period into the account opened at Party B and repay the Loan by transfer, or on the repayment day as specified herein, transfer the amount from any other account for repayment of the Loan; if Party A fails to make repayment in schedule, Party B is entitled to deduct the amount out of the deposit account opened at Party B and any of its branches. This Article shall be deemed such irrevocable authorization by Party A to Party B to directly deduct the principal and the interests thereof.

(2) If Party A’s repayment account is registered for loss, frozen, stopped payment, settled, or Party A needs to change the repayment account, Party A shall go to Party B’s premises to handle the formalities for repayment change.

Before the change formalities are valid, if the original repayment account has no adequate amount for transfer, Party A shall go to Party B’s premises to handle the counter repayment procedures. Where Party A fails to handle the formalities for change of repayment account in a timely manner or fails to handle the counter repayment formalities in a timely manner, thereby causing that the principal of the Loan and the interests thereof and other fees incurred are not settled in schedule, Party A shall bear the liabilities for breach of contract.

5. Advanced Repayment

(1) When Party A repays the interests of the Loan, it just notifies Party B of the same in advance.

(2) When Party A repays the principal of the Loan, it shall file written application ___ legal working days in advance and after consent of Party B, may repay all or part of the principal of the Loan in advance.

If Party A repays the principal of the Loan in advance, Party A agrees to pay Party B the penalties amounting to (advanced repayment amount x __% x days in advance).

If Party A repays the Loan by installments, in the event of repayment of part of the principal of the Loan, Party A shall repay the amount according to the sequence opposite to the repayment plan. After advanced repayment, the Loan that is not repaid yet shall be subject to the interest rate as specified in this Contract.

6. Extension or Delay of the Loan

(1) Party A shall make repayment in schedule. If Party A needs to extend or delay the repayment schedule, Party A shall file an application for such purpose within 30 days before the Loan is due. Party B will carry out the credit extension review of Party A according to Party A’s application and after consent of Party B, handle the formalities for extension or delay.

(2) After Party B agrees to handle the formalities for extension or delay, the term of the Loan and the term of guaranty shall remain effective until the principal of the Loan and the interests thereof are cleared or postponed accordingly.

(3) If Party B objects extension, Party A shall repay the principal of the Loan and the interests thereof pursuant to this Contract.

Article 7 Loan Guaranty

The guaranty mode of the Loan hereunder is SURETY.

Article 8 Party A’s Rights and Obligations

1. Party A’s Rights

(1) Request Party B to grant the Loan under the terms of this Contract;

(2) Use the Loan for such purpose as specified in this Contract;

(3) Under such conditions as required by Party B, apply to Party B for extension or delay of the Loan;

(4) Request Party B to keep confidential relevant financial documents and commercial secrets relating to the production and operation as provided by Party A, except otherwise regulated by the laws and regulations;

2. Party A’s Obligations

(1) As requested by Party B, provide such materials relating to the financial and accounting and production and operation; being liable for authenticity, completeness and effectiveness of the materials as provided;

(2) Use the Loan for the purpose as specified in this Contract; being prohibited from occupying, embezzling or using them for such investment like fixed assets and equities; being prohibited from using them in the field or for such purpose as prohibited for production and operation by the state;

(3) In case of trusted payment, handle the formalities for withdrawal application and payment trustment at Party B and, under such circumstance, Party B shall pay the Loan to the Loanee’s counterparty consistent with the purpose as specified in this Contract;

(4) The Loanee shall designate a special fund recovery account and provide the outflow and inflow of the funds in such account in a timely manner;

(5) Party A undertakes to cooperate Party B with the management of the payment of the Loan and post-loan management and relevant check and in case of any major adverse matter that affects repayment ability, shall inform Party B of the same in a timely manner;

(6) In case of repayment by the Loanee, Party A shall regularly summarize and report the payment of the Loan and shall, as requested by Party B, provide the fund use records and materials in a timely manner;

(7) Take initiative to cooperate with Party B and actively accept Party B’s check and supervision of its operation and production, financial activities and use of the Loan hereunder;

(8) Has the consistent operating ability and legal repayment sources and repay the principal of the Loan and the interests thereof in schedule under the terms of this Contract;

(9) Party A and its investors shall not draw or escape or transfer their assets to avoid the debts to Party B;

(10) Before repayment of the principal of the Loan and the interests thereof, without consent of Party B, being prohibited from providing any guaranty to any third parties by using the assets generating from the Loan hereunder;

(11) Within the effective term, if Party A provides guaranty for others’ debts, which may affect the repayment ability hereunder, it is required to inform in writing Party B of the same in advance and obtain Party B’s consent;

(12) If the guarantor hereunder is shut down, goes out of business, is cancelled registration, is revoked the Business License, is bankrupt, is cancelled the operation qualification, or is in the red, thus losing the guaranty ability corresponding to the Loan entirely or partially, or resulting in reduction of the value of the pledged properties, accidental damage or loss, Party A shall provide other guaranty as recognized by Party B in a timely manner;

(13) Within the effective term of this Contract, Party A shall inform Party B of any change of Party A’s name, legal representative or person in charge, address, operation scope or registered capital, etc. in a timely manner;

(14) Within the effective term of this Contract, if Party A falls within such acts as external investment, substantial increase of debt financing, contracting, leasing, transfer of equities, reforming of stock system, joint operation, M&A, separation, joint venture, application for shutdown, application for dissolution, application for bankruptcy, which adequately affect realization of Party B’s creditor’s rights, Party A shall, upon a prior 15-day written notice to Party B, inform Party B of the same and obtain Party B’s consent and shall, as requested by Party B, exercise the settlement and guaranty of the debts hereunder;

(15) Within the effective term of this Contract, if Party A is shut down, goes out of business, is revoked registration, is revoked the Business License, or its legal representative or person n charge is involved in the illegal activities or relates to any gross lawsuit activity, or Party A has difficulty in production and operation and Party A’s financial status is aggravating, thus substantially affecting its repayment obligations adversely, Party A shall immediately notify Party B of the same and shall, as requested by Party B, exercise the settlement and guaranty of the debts hereunder;

(16) Bear the fees for attorney’s service, insurances, evaluation, registration, custody, verification, notarization, etc. in connection with this Contract and/or the guaranty hereunder.

Article 9 Party B’s Rights and Obligations

1. Party B’s Rights

(1) Know Party A’s production and operation and financial activities and request Party A to provide relevant plan & statistics and financial statements, etc.;

(2) As for the payables to Party B hereunder, deduct such payables out of the account opened at Party B and any of its branches;

(3) Designate a dedicated fund recovery account and if necessary, monitor such account and take back the Loan in advance according to the fund recovery situations;

(4) In the course of payment of the Loan, if Party A’s credit declines, Party A’s main business ability is weak or Party A’s use of the Loan is abnormal, supplement the conditions for granting and payment of the Loan, change the mode of payment of the Load and stop the granting and payment of the Loan.

2. Party B’s Obligations

(1) Grant the Loan in full amount and in a timely manner under the terms of this Contract, except for delay for any reason attributable to Party A;

(2) Keep confidential the financial materials and production & operation information as provided by Party A, unless otherwise specified by the laws and regulations.

Article 10 Liabilities for Breach of Contract

1. Breach Circumstances (1) Party A’s Breach of Contract

In case of any or more of the following circumstances hereunder, Party A is deemed breach of this Contract:

a) Fail to follow or perform any of its commitments, warranties, obligations or responsibilities hereunder fully or adequately;

b) Fail to provide, as requested by Party B, true, complete and effective financial statements and operation & production situations, etc. or hide any critical facts;

c) Fail to use the Loan as agreed upon by the Parties;

d) Fail to pay the Loan in such matter as specified in this Contract;

e) Break through the restrictions on the financial indices as specified;

f) Fall within any gross cross breach event;

g) Fail to repay the principal of the Loan and the interests thereof in schedule;

h) Decline or hamper Party B’s supervision and check of the use of the Loan;

i) Transfer the assets, draw and escape the funds, in order to escape from the debts;

j) The operations and financial status are aggravating, thus failing to clear the due debts, or involving or being about to involving any lawsuit or arbitration proceedings and other legal disputes, in Party B’s opinion, they may affect or have affected Party B’s rights and interests hereunder;

k) Any other debt burden by Party A may affect or has affected Party B’s performance of its obligations hereunder;

l) Party A is in the red or behind in payment of the principal of any loan and the interests thereof of any other institution;

m) Party A’s legal representative or person in charge is dead or declared dead, missing, or becoming the person whose civil acts are limited or lost, in Party B’s opinion, which may affect or damage or have affected or damaged Party B’s rights and interests hereunder;

n) The Loanee or its legal representative, shareholder or contributor, etc. is suspected of involvement in any illegal activity or criminal case;

o) Within the effective term of this Contract, in case of any act of changing the operation mode or transferring the operation system like contracting, leasing, M&A, joint venture, separation, joint operation, reforming of stock system, etc., in Party B’s opinion, which may affect or have affected Party B’s rights and interests hereunder;

p) Other circumstances, in Party B’s opinion, affecting realization of Party B’s creditor’s rights;

q) Breach of other obligations as specified in this Contract.

(2) If the guarantor falls within any of the following circumstances and Party A fails to provide any new guaranty to the satisfaction of Party B, it will be deemed breach of contract:

a) The guarantor falls within contracting, leasing, M&A, joint venture, separation, joint operation, reforming of stock system, bankruptcy, revocation, etc., which affect the joint and several guaranty liabilities of the guarantor;

b) The guarantor provides such guaranty exceeding its burden ability to any third party;

c) The guarantor loses or may lose the guaranty ability;

d) Other breach circumstances as specified in the guaranty contract.

(3) If the mortgagor falls within any of the following circumstances and Party A fails to provide any new guaranty to the satisfaction of Party B, it will be deemed breach of contract:

a) The mortgagor fails to handle the insurances for the mortgaged properties, or after occurrence of any insurance accident, fails to handle the insurance compensations in accordance with the terms of the mortgage contract concerned;

b) In case of damage to, loss or devaluation of the mortgaged property for any reason attributable to any third party, the mortgagor fails to handle the insurance compensations in accordance with the terms of the mortgage contract concerned;

c) Without written consent of Party B, the mortgagor donates, transfer, leases or repeats the mortgage of, transfers or otherwise disposes of the mortgaged properties;

d) After consent of Party B, the mortgagor disposes of the mortgaged properties; however, the amount from disposal of the mortgaged properties is not handled according to the mortgage contract concerned;

e) In case of damage to or loss or devaluation of the mortgaged properties, which affects the clearance of the debts hereunder, the mortgagor fails to recover the value of the mortgaged properties in a timely manner or fails to provide other guaranties as recognized by Party B;

f) Other breach circumstances as specified in the mortgage contract concerned.

(4) If the pledgor falls within any of the following circumstances and Party A fails to provide any new guaranty to the satisfaction of Party B, it will be deemed breach of contract:

a) The pledgor fails to handle the insurances for the pledged properties, or after occurrence of any insurance accident, fails to handle the insurance compensations in accordance with the terms of the pledge contract concerned;

b) In case of damage to, loss or devaluation of the pledged property for any reason attributable to any third party, the pledgor fails to handle the insurance compensations in accordance with the terms of the pledge contract concerned;

c) After consent of Party B, the pledgor disposes of the pledged properties; however, the amount from disposal of the pledged properties is not handled according to the pledge contract concerned;

d) In case of damage to or loss or devaluation of the pledged properties, which affects the clearance of the principal of the Loan and the interests thereof hereunder, the mortgagor fails to recover the value of the pledged properties in a timely manner or fails to provide other guaranties as recognized by Party B;

e) Other breach circumstances as specified in the pledge contract concerned.

(5) If the guaranty contract or other guaranty is not effected, is invalid or is cancelled, or the guarantor falls within other circumstances of loss of all or part of its guaranty ability or rejects to perform the guaranty obligations, Party A fails to exercise any new guaranty to the satisfaction of Party B, it is deemed breach by Party A of this Contract.

2. Remedies In case of any of breach events as described in items (1) ~ (5), Party B is entitled to exercise one or more of the following rights:

1) Terminate this Contract in advance, stop the Loan not granted yet, stop the granting and payment of the Loan, announce that the Loan is immediately terminated and request Party A to immediately repay the principal of the debts due and not due and the interests thereof and other fees incurred caused thereby.

2) Collect the penalties as per ___‰ of the principal of the Loan.

3) If Party A fails to use the Loan for such purpose as specified in this Contract, as for the part embezzled by Party A, collect the interests and compound interests as per the default interest rate and interest settlement mode hereunder from the day upon use of the Loan for such purpose as specified in this Contract to the day upon clearance of the principal of the Loan and the interests thereof.

4) Before the Loan is mature, the interests not repaid in a timely manner are subject to the compound interests according to the interest rate of the Loan and interest settlement mode as specified in Article 4 hereof.

5) After the Loan is overdue, as for the principal of the Loan and the interests thereof not cleared by Party A in schedule (including the principal of the Loan and the interests thereof mature in advance as declared by Party B), the interests and compound interests will be collected according to the interest settlement mode as specified in this Contract, from the overdue day to the day upon clearance of the principal of the Loan and the interests thereof. The term “overdue” hereof shall mean such act that Party A fails to repay the Loan in schedule or according to the installments as specified in this Contract.

6) If the Loaner needs to realize its creditor’s rights by means of lawsuit or arbitration due to Party A’s breach of contract, Party A shall pay Party B such fees for realization of the creditor’s rights incurred by Party B like legal costs, arbitration fees, public notification fees, demanding fees, attorney’s fees, inquiry fees, traveling fees, etc.

7) Deduct the amount out of the account opened by Party A at Party B and any of its branches to repay the principal of the Loan and the interests thereof and other fees to be borne by Party A under the terms of this Contract.

8) Request Party A to provide any new guaranty to the satisfaction of Party B for all of the debts hereunder.

9) Perform the guaranty rights and exercise the security interest.

10) Terminate this Contract.

Article 11 Custody of Funds in the Account

Party A hereby designates the account (account name: Qian Xi Nan Aosen Forestry Company, Limited, account number: 2881010001201100024254, bank: the Operation Department of Guizhou Xingyi Rural Cooperative Bank) opened at Party B as the custody account. Party B is responsible for supervising the use of the Loan by Party A pursuant to this Contract. Party A shall report in time the outflow and inflow of the fund in this account. It is required to first use the Loan in respect of the use of the fund in the custody account, after completion of the Loan, the remaining funds shall be paid and settled in accordance with the Measures for the Administration of the Payment and Settlement of the People’s Bank of China.

Article 12 Special Provisions on Trusted Payment by the Loanee

In the case of trusted payment by the Loanee as specified by the Parties, Party A will irrevocably authorize or trust the trusted payment to Party B. Party A shall be liable for authenticity, accuracy and legality of the name, account number and bank information of the counterparty as provided by Party B.

Party B is entitled to review the Loanee’s conditions according to the requirements for trusted payment, and has the right to request the Loanee to provide corresponding documentation and to provide the inflow and outflow of the current fund custody account.

Article 13 Miscellaneous

(1) In case of trusted payment, Party B shall make payment according to Party A’s withdrawal application and the Letter of Authorization for Payment of Loan. Party B assumes no liabilities for payment error attributable to Party A or economic dispute between Party A and any third party; Party A shall undertake any and all of legal liabilities caused thereby.

(2) _______________________________________________________________________________________________________________________________-.

Article 14 Dispute Resolution

Any disputes arising out of or in connection with this Agreement shall be settled through mutual consultations between the Parties, if no agreement is reached through consultations, such disputes will be settled by means of 1 below: 1. To file a suit in the Party B’s local people’s court; 2. To be submitted for arbitration to ____________Arbitration Commission.

During the litigation or arbitration, the terms that don’t involve disputes still need to be performed.

Article 15 Validity

This Contract shall become effective after signature and seal of the Parties.

Article 16 This Contract is prepared in three copies, each of which shall be held by Party A, Party B and the Guarantor respectively and shall have the same legal effects.

THE LOANEE HAS CAREFULLY READ ALL OF THE TERMS AND CONDITIONS ABOVEMENTIONED. THE LOANER HAS EXPLAINED THE TERMS AND CONDITIONS HEREIN CONTAINED, AS REQUESTED BY THE LOANEE, HAS PERFORMED THE OBLIGATIONS OF REASONABLE PROMPTING AND INSTRUCTIONS. THE LOANEE HAS FULLY KNOWN THEIR MEANING AND FILED NO OBJECTION AGAINST THE CONTENTS OF THIS CONTRACT.

Loanee (seal): Qian Xi Nan Aosen Forestry Company,	Loaner (seal): Guizhou Xingyi Rural Cooperative Bank
Limited
Legal Representative (Person in Charge)
Legal Representative (Person in Charge)	or Authorized Person (signature or seal):
or Authorized Person (signature or seal):
Handled by: Feng Lijiang

April 30, 2011	April 30, 2011